Exhibit 10.1

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

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D. BORAL CAPITAL LLC,

SETTLEMENT
Plaintiff,	AGREEMENT

-against-	Index No. 152296/2025

CURRENC GROUP INC.,

Defendant.

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This Settlement Agreement (the “Agreement”) is made and entered into as of this 30th day of June 2025 (the “Effective Date”), by and between plaintiff D. Boral Capital LLC f/k/a EF Hutton LLC (“Plaintiff”) and defendant Currenc Group Inc. (“Defendant”).

WHEREAS, Plaintiff commenced this action by notice of motion for summary judgment in lieu of complaint seeking to recover from Defendant the sum of $5,700,000.00, plus interest, costs and expenses, including attorneys’ fees (the “Action”);

WHEREAS, Plaintiff and Defendant have entered into this Agreement to settle and resolve all claims and disputes that have been or could have been asserted in this action or in any other litigation or legal proceeding of any kind between the parties;

WHEREAS, Plaintiff acknowledges that Defendant was originally a publicly traded special purpose acquisition company named InFinT Acquisition Corporation (“InFinT”), and that following the business combination agreement on or about August 30, 2024, InFinT merged into, exists and operates as Defendant;

NOW THEREFORE, in consideration of the mutual covenants and undertakings of each of the parties to this Agreement, and for other good and valuable consideration, Plaintiff and Defendant agree that the above-captioned action is hereby settled on the following terms:

1. Payments. Defendant shall pay to Plaintiff the sum of $5,500,000.00 as per the following schedule: (a) $200,000.00 by July 7, 2025; (b) $300,000.00 by July 31, 2025; (c) $500,000.00 by August 31, 2025; (d) $3,000,000.00 by September 30, 2025; and (e) $1,500,000.00 by November 30, 2025.

Defendant shall make each of the above payments via wire transfer to “Warner & Scheuerman, IOLA Account” at JPMorgan Chase Bank, with account and routing numbers for the wire transfer to be provided separately for security purposes. Payments shall not be credited against the settlement unless received and cleared into Warner & Scheuerman’s IOLA Account at JPMorgan Chase Bank.

2. Default. In the event Defendant fails to make any of the above payments when due and owing in accordance with Paragraph “1” above, and fails to make such payment within ten (10) days following receipt of written notice of such default by email to Defendant’s attorney, Marc Rosen, Esq., of Kleinberg, Kaplan, Wolff & Cohen, P.C., at mrosen@kkwc.com, Defendant will be deemed in default under this Agreement, and Plaintiff will be entitled to enter Judgment against Plaintiff pursuant to C.P.L.R. § 3215(i), without further notice, and upon an affidavit from Plaintiff’s attorney as to Defendant’s failure to comply with the terms hereof, in the amount demanded in the motion for summary judgment in lieu of complaint, i.e., $5,700,000.00, minus the aggregate amount of any payments made by Defendant pursuant to Paragraph “1,” plus interest from the date of default, reasonable attorneys’ fees, costs and disbursements in connection with the filing and enforcing of the Judgment.

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3. Enforceability. This Agreement will be binding and fully enforceable in all respects, without having it “so-ordered.”

4. Discontinuance/Withdrawal of Motion. Simultaneously with the mutual execution and delivery of this Agreement, Plaintiff’s counsel shall execute and deliver to Defendant’s counsel a stipulation discontinuing with prejudice the Action, in the form annexed hereto as Exhibit “A” (the “Stipulation of Discontinuance”). Defendant’s counsel shall hold the Stipulation of Discontinuance in escrow pending the final payment being made to Plaintiff as set forth in Paragraph 1, above, at which time Defendant may thereafter, without further notice and without restriction, sign and file the Stipulation of Discontinuance with the Supreme Court of the State of New York. On or before the return date of Plaintiff’s motion for summary judgment in lieu of complaint, Plaintiff shall file a stipulation withdrawing said motion.

5. Release by Plaintiff. Effective immediately upon Plaintiff’s receipt of the payments set forth in Paragraph 1, above, Plaintiff hereby unconditionally and absolutely releases and discharges Defendant and each of its present and former subsidiaries (including, without limitation, Seamless Group Inc.), affiliates, officers, directors, agents, and employees (collectively, the “Defendant Releasees”) from any and all claims, contentions, demands, causes of action at law or in equity, suits, debts, sums of money, accounts, reckonings, executions, demands, liens, agreements, notes, obligations, or liabilities of any nature, character or description whatsoever, whether known or unknown, contingent or matured, which Plaintiff has, had or may now or hereafter have against the Defendant Releasees, by reason of any matter, event, thing or state of facts occurring, arising, done, omitted, or suffered to be done from the beginning of the world to the date hereof, including, without limitation: (a) any claim and/or cause of action that was or could have been asserted in this Action or any other litigation or legal proceeding of any kind between the parties hereto; and (b) any claim based upon the breach of any obligation or duty, contractual, fiduciary, or otherwise, that may be or may have been owed by the Defendant or the Defendant Releasees to the Plaintiff based on any set of facts occurring on or prior to the Effective Date, except for Defendant’s obligations under this Agreement and Defendant’s indemnification obligations set forth in Section 9 of the Underwriting Agreement dated November 18, 2021 (the “Underwriting Agreement”), which shall remain in full force and effect.

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6. Release by Defendant. Effective immediately upon Plaintiff’s receipt of the payments set forth in Paragraph 1, above, Defendant hereby unconditionally and absolutely releases and discharges Plaintiff and each of its subsidiaries, affiliates, members, managers, officers, directors, agents, and employees (collectively, the “Plaintiff Releasees”) from any and all claims, contentions, demands, causes of action at law or in equity, suits, debts, sums of money, accounts, reckonings, executions, demands, liens, agreements, notes, obligations, or liabilities of any nature, character or description whatsoever, whether known or unknown, contingent or matured, which Defendant has, had or may now or hereafter have against the Plaintiff Releasees, by reason of any matter, event, thing or state of facts occurring, arising, done, omitted, or suffered to be done from the beginning of the world to the date hereof, including, without limitation: (a) any claim and/or cause of action that could have been asserted in this Action or any other litigation or legal proceeding of any kind between or among the parties hereto; and (b) any claim based upon the breach of any obligation or duty, contractual, fiduciary, or otherwise, that may be or may have been owed by the Plaintiff or the Plaintiff Releasees to the Defendant based on any set of facts occurring on or prior to the Effective Date, except for Plaintiff’s obligations under this Agreement and Plaintiff’s indemnification obligations set forth in Section 9 of the Underwriting Agreement, which shall remain in full force and effect.

7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the Plaintiff and Defendant and their respective successors and/or assigns.

8. Knowing and Voluntary Execution. Plaintiff and Defendant represent and warrant to each other that they have completely read and fully understand each of the terms and provisions of this Agreement; that they have been represented by counsel; and that they have executed this Agreement of their own free will based on their own judgment and the advice of their own attorneys without reliance upon any statement or representation of others not specifically set forth in the Agreement.

9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to principles of conflict of laws.

10. Continuing Jurisdiction. Notwithstanding the filing of this Agreement and the Stipulation of Discontinuance, this Court shall retain continuing jurisdiction over this Action for the purpose of enforcing the provisions of this Agreement.

11. Signatures. This Agreement may be executed in multiple counterparts, each of which shall constitute an original. Facsimile, e-mail and/or electronic signatures (including DocuSign) hereon shall be deemed originals for all purposes, including the entry of a judgment upon a default of the terms hereof.

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IN WITNESS WHEREOF, Plaintiff and Defendant have duly executed and delivered this Agreement as of the date first written above.

D. BORAL CAPITAL LLC		CURRENC GROUP INC.

By:	/s/ Ryan Whalen	By:	/s/ Alex Kong
	Ryan Whalen		Alex Kong
	General Counsel		Executive Chairman and Director

WARNER & SCHEUERMAN		KLEINBERG KAPLAN WOLFF & COHEN, P.C.
Attorneys for Plaintiff		Attorneys for Defendant

By:	/s/ Jonathan D. Warner	By:	/s/ Marc Rosen
	Jonathon D. Warner		Marc Rosen
	6 West 18th Street, 10th Floor		500 Fifth Avenue
	New York, New York 10011		New York, New York 10110
	(212) 924-7111		(212) 880-9897

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Exhibit A

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

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D. BORAL CAPITAL LLC,

STIPULATION OF
Plaintiff,	DISCONTINUANCE

-against-	Index No. 152296/2025

CURRENC GROUP INC.,

Defendant.

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IT IS HEREBY STIPULATED AND AGREED, by and between counsel for plaintiff D. Boral Capital LLC and defendant Currenc Group Inc., that whereas no party herein is an infant, an incompetent person for whom a committee has been appointed or a conservatee, and no person not a party has an interest in the subject matter of this action, the above-captioned action is discontinued with prejudice, without statutory costs to any party, pursuant to Rule 3217(a)(2) of the Civil Practice Law and Rules.

Dated: July 1, 2025

WARNER & SCHEUERMAN		KLEINBERG KAPLAN WOLFF & COHEN, P.C.
Attorneys for Plaintiff		Attorneys for Defendant

By:	/s/ Jonathon D. Warner	By:
	Jonathon D. Warner	Marc Rosen
	6 West 18th Street, 10th Floor	500 Fifth Avenue
	New York, New York 10011	New York, New York 10110
	(212) 924-7111	(212) 880-9897

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